SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     October 26, 2006

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) In a press release issued on October 26, 2006, Intersil Corporation (“Intersil”) announced that, effective October 26, 2006, Lou DiNardo, who was appointed President and Chief Operating Officer in January 2006, is no longer employed by the company. A copy of the press release containing the announcement is filed herewith as Exhibit 99.1.

(c) On October 26, 2006, the Board of Directors of Intersil appointed Mr. Richard M. Beyer to the office of the President of the company in addition to his continuing positions of Chief Executive Officer and Board member.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

99.1     Press Release

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: October 27, 2006	By:	/s/ Thomas C. Tokos
	Name: Title:	Thomas C. Tokos Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

EX-99.1	Press Release dated and issued October 26, 2006 announcing the departure of Mr. Louis DiNardo from the position of President and Chief Operating Officer of the Company and the appointment of Chief Executive Officer Richard M. Beyer to the position of President.